CREDIT SUISSE INTERNATIONAL One Cabot Square, Telephone 020 7888 8888 London E14 4QJ www.credit-suisse.com

30 March 2007

U.S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-3, Class 1-B-1 Certificates

External ID: 53209544N3

______________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Swap Transaction entered into between us on the Trade Date specified below (the "Swap Transaction").  This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSIN" means Credit Suisse International and "Counterparty" means U.S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-3, Class 1-B-1 Certificates.

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 30 March 2007 as amended and supplemented from time to time (the "Agreement"), between you and us.  All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

Terms used herein and not otherwise defined herein, in the Definitions or the Agreement, shall have the meanings ascribed to them in the Pooling and Servicing Agreement relating to CSMC Mortgage-Backed Trust 2007-3 between Credit Suisse First Boston Mortgage Securities Corp., as Depositor, DLJ Mortgage Capital, Inc., as a Seller, Wells Fargo Bank, N.A., as a Servicer, as Master Servicer and as Trust Administrator, Universal Master Servicing LLC, as a Servicer, Washington Mutual Mortgage Securities Corp., as a Servicer, Select Portfolio Servicing Inc., as a Servicer, as Special Servicer and Modification Oversight Agent, and U.S. Bank National Association, as Trustee, dated as of March 1, 2007, as amended from time to time (the "Pooling and Servicing Agreement").

CSIN and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Transaction Type:

Rate Cap Transaction

Notional Amount:

USD 3,509,000

Trade Date:

27 March 2007

Effective Date:

30 March 2007

Termination Date:

25 March 2010, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:

Counterparty

Fixed Rate Payer

Payment Date:

30 March 2007

Fixed Amount:

In consideration of this Transaction and in consideration of the Transactions with CSIN External IDs 53209514, 53209531, 53209535, and 53209538, Counterparty shall pay a Fixed Amount to CSIN as set out in the Confirmation dated 30 March 2007 with a CSIN External ID 53209507.

Floating Amounts:

Floating Amount

Payer:

CSIN

Floating Rate

Payer Period End Dates:

The 25th of each month, commencing on 25 May 2007, and ending on the Termination Date, inclusive, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payer

Payment Dates:

One Business Day prior to each Floating Rate Payer Period End Date

Cap Rate:

As per Additional Terms

Initial Calculation Period:

From and including 25 April 2007 up to but excluding the Period End Date on 25 May 2007.

Floating Rate Option:

USD-LIBOR-BBA, subject to a maximum rate of 11.00%

Designated Maturity:

1 month

Spread:

None

Floating Rate

Day Count Fraction:

Actual/360

Reset Dates:

The first day of each Calculation Period

Compounding:

Inapplicable

Business Days:

New York

Calculation Agent:

CSIN

3.

Account Details:

Payments to CSIN:

As advised separately in writing

Payments to Counterparty:

Wells Fargo Bank, N.A.

San Francisco, CA

ABA: 121-000-248

Account Name: SAS Clearing

Account Number: 3970771416

FFC: 50997007, CSMC 07-3, Class 1-B-1 Interest Rate Cap Account

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent"), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Calculation Period up to but excluding the Period End Date occurring on:	Cap Rate:
25-May-2007	6.942%
25-June-2007	6.718%
25-July-2007	6.942%
25-August-2007	6.718%
25-September-2007	6.718%
25-October-2007	6.942%
25-November-2007	6.718%
25-December-2007	6.942%
25-January-2008	6.718%
25-February-2008	6.718%
25-March-2008	7.182%
25-April-2008	6.718%
25-May-2008	6.942%
25-June-2008	6.719%
25-July-2008	6.943%
25-August-2008	6.719%
25-September-2008	6.719%
25-October-2008	6.943%
25-November-2008	6.719%
25-December-2008	6.943%
25-January-2009	6.719%
25-February-2009	6.719%
25-March-2009	7.439%
25-April-2009	6.719%
25-May-2009	6.943%
25-June-2009	6.720%
25-July-2009	6.944%
25-August-2009	6.720%
25-September-2009	6.720%
25-October-2009	6.944%
25-November-2009	6.720%
25-December-2009	6.944%
25-January-2010	6.720%
25-February-2010	6.720%
25-March-2010	7.440%

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

 Yours faithfully,

Credit Suisse International

 By: /s/ Erica L. Hryniuk_______________

Name: Erica L. Hryniuk

Title: Authorized Signatory

Confirmed as of the date first written above:

U.S. Bank National Association, not in its individual capacity, but solely as trustee on behalf of the supplemental interest trust created under the Pooling and Servicing Agreement for the CSMC Mortgage-Backed Trust 2007-3, Class 1-B-1 Certificates

By: /s/ Charles F. Pedersen

Name: Charles F. Pedersen

Title:  Vice President

Acknowledged and agreed as of the date first written above:

Wells Fargo Bank, N.A., not in its individual capacity, but solely as trust administrator of CSMC Mortgage-Backed Trust 2007-3

By: /s/      Amy Doyle

Name: Amy Doyle

Title:  Vice President

Our Reference No: External ID: 53209544N3 / Risk ID: 447742652 & 447742657